    As filed with the Securities and Exchange Commission on March 10, 1997

                                                      Registration No. 333-21695

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004
                             ---------------------

                                AMENDMENT NO. 1
                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                LANDS' END, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   36-2512786
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                                LANDS' END LANE
                          DODGEVILLE, WISCONSIN  53595
                                 (608) 935-9341
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               BRADLEY K. JOHNSON
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                LANDS' END, INC.
                                LANDS' END LANE
                          DODGEVILLE, WISCONSIN  53595
                                 (608) 935-9341
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

            Pamela M. Patzke                Robert S. Osborne, P.C.
            Lands' End, Inc.                Kirkland & Ellis
            Lands' End Lane                 200 East Randolph Drive
            Dodgeville, Wisconsin  53595    Chicago, Illinois  60601
            (608) 935-9341                  (312) 861-2368

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions, subject to the timing restrictions described herein.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS

                                2,000,000 SHARES

                               [LANDS' END LOGO]

                                  COMMON STOCK
                               ($0.01 PAR VALUE)
                         _____________________________

     This Prospectus relates to 2,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), of Lands' End, Inc. (the "Company"). All of the shares of Common Stock of the Company offered hereby are offered for the account of and may be sold from time to time by Gary C. Comer (the "Selling Stockholder"). The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholder. The Company has agreed to pay for the expenses of the registration of the shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"). See "Use of Proceeds," "Plan of Distribution" and "Selling Stockholder."

     The Selling Stockholder is the Chairman of the Board of Directors and the founder of the Company. The Selling Stockholder owned approximately 53.7% of the outstanding shares of Common Stock of the Company as of the date of this Prospectus. The Company has been advised that the Selling Stockholder may, from time to time, as determined by market conditions, offer shares in ordinary brokerage transactions on the New York Stock Exchange, Inc., by means of one or more block trades, secondary distributions, exchange distributions or special offerings, through a broker-dealer who purchases such shares as principal and resells them for its own account, or in other transactions to be determined at the time of sale. Such sales may be consummated using Salomon Brothers Inc, or such other broker-dealer as may enter into arrangements with the Selling Stockholder, and will be effected only within certain guidelines set forth in the Company's corporate policy restricting the purchase or sale of securities of the Company by officers and directors. See "Plan of Distribution" and "Selling Stockholder."
                         _____________________________

     The Common Stock is listed on the New York Stock Exchange under the symbol "LE." The closing sale price of the Common Stock on the New York Stock Exchange on March 7, 1997 was $28.25 per share.
                         _____________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         _____________________________

     No person has been authorized by the Corporation to give any information or to make any representation not contained or incorporated by reference in this Prospectus in connection with the offer described herein, and any information or representation not contained or incorporated by reference herein must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction, nor an offer to sell or a solicitation of an offer to buy any securities other than those offered hereby. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change since the date hereof in the affairs of the Company or in the information set forth herein.


                The date of this Prospectus is March 10, 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission; the address of such site is http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the Common Stock being offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference:

     1. Annual Report on Form 10-K for the fiscal year ended February 2, 1996.

     2. Quarterly Reports on Form 10-Q for the fiscal quarters ended May 3, 1996, August 2, 1996 and November 1, 1996.

     3. Current Report on Form 8-K, filed July 22, 1996.

     4. The description of Common Stock contained in the Company's registration statement filed pursuant to the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the sale of the shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to Lands' End, Inc., Lands' End Lane, Dodgeville, Wisconsin 53595, telephone (608) 935-4835, Attention: Investor Relations.

                                  THE COMPANY

     Lands' End, Inc. is a leading direct merchant of traditionally styled, casual clothing for men, women, and children, accessories, domestics, shoes and soft luggage. The Company's products are offered through regular mailings of its monthly primary catalog and its specialty catalogs, which include "Lands' End Kids" (casual clothing for infants and children), "Coming Home" (specialty bed and bath products), "Beyond Buttondowns" (men's tailored dress clothing) and "First Person Singular" (business attire and accessories for women).

     The Company was founded in 1963 by Gary C. Comer, who now serves as Chairman of the Company's Board of Directors. In October 1986, the Company consummated an initial public offering of Common Stock. Since that time, net sales and net income have grown from $226.5 million and $11.3 million (pro forma) in fiscal 1986, to $1,031.5 million and $30.6 million for fiscal 1996, respectively. The Company emphasizes a strategy of offering quality products at the best possible value to customers, and strives to maintain and continuously improve what it believes to be a superior level of customer service.

     The Company's principal executive offices are located at Lands' End Lane, Dodgeville, Wisconsin 53595 (telephone number 608-935-9341).


                              SELLING STOCKHOLDER

     Gary C. Comer, the Selling Stockholder, is the founder of the Company and serves as the Chairman of the Board of Directors. Mr. Comer was the President of the Company from 1963 until 1989, and served as Chief Executive Officer from 1963 until 1990. As of the date of this Prospectus, Mr. Comer is the beneficial owner of 17,399,392 shares of Common Stock, constituting approximately 53.7 percent of the shares issued and outstanding. Assuming the sale of all 2,000,000 shares offered hereby and subject to any changes in the number of outstanding shares that may result from purchases of Common Stock by the Company from time to time, Mr. Comer will own 15,399,392 shares of Common Stock, constituting approximately 47.5 percent of the shares issued and outstanding.


                                USE OF PROCEEDS

     The Selling Stockholder will receive all proceeds from the sale of shares registered hereunder, less any brokerage fees, commissions or discounts associated with the sales of Common Stock. The Company has agreed to pay registration, accounting, legal and other fees in connection with the offering, which are estimated to be $100,000.

                          DESCRIPTION OF CAPITAL STOCK

     The following statements are subject to the detailed provisions of the Company's Certificate of Incorporation, as amended, and Amended and Restated By-Laws, do not purport to be complete and are qualified in their entirety by reference thereto.

PREFERRED STOCK

     The authorized Preferred Stock consists of 5,000,000 shares, par value $0.01 per share. The Board of Directors has the authority, without further approval by the shareholders, to designate and issue one or a series of Preferred Stock and to fix the dividend rights, voting rights, conversion rights (if any), redemption, provisions, liquidation preferences and other rights and restrictions applicable to each series, which could, among other things, adversely affect the voting power of the holders of the Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company. The Company has no current plans or agreements with respect to the issuance of any shares of Preferred Stock.

COMMON STOCK

     The authorized Common Stock consists of 160,000,000 shares, par value $0.01 per share, of which 32,408,830 shares were issued and outstanding as of March 6, 1997, by approximately 2,593 holders of record. At such date, approximately 2,500,000 shares, either authorized but unissued or Treasury shares, were available for issuance upon the exercise of stock options granted under the Company's stock option plan. Of such amount, options to purchase 1,150,400 shares of Common Stock (vested and unvested options) had been granted under the plan as of March 6, 1997.

     Each holder of shares of Common Stock is entitled to one vote for each share in all matters to be voted on by shareholders. There are no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50 percent of the voting rights are able to elect 100 percent of the directors to be elected in any year. The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required to amend the provisions of the Certificate of Incorporation regarding classification of the Board of Directors and limitation of directors' liability for breaches of fiduciary duty of care or to approve the dissolution of the Company, any merger or consolidation involving the Company or the sale, lease or exchange of all or substantially all of its assets.

     Assuming the sale of all 2,000,000 shares offered hereby and subject to any changes in the number of outstanding shares that may result from purchases by the Company from time to time, Mr. Comer will own approximately 47.5 percent of the Common Stock, which is the Company's only class of voting securities outstanding. See "Selling Stockholder."

     Dividends are payable to holders of Common Stock when, as and if declared by the Company's Board of Directors out of funds legally available therefor. In the event of any liquidation, dissolution or winding up of the Company, the holders of Common Stock will be entitled to receive a pro rata share of the net assets of the Company remaining after payment or provision for payment of the debts and other liabilities of the Company.

     The outstanding Common Stock of the Company is legally issued, fully paid and nonassessable, except that under the Wisconsin Business Corporation Law as interpreted by the Supreme Court of Wisconsin, the shareholders of the Company, as shareholders of a corporation which is qualified to do business and which has a principal place of business in Wisconsin, shall in certain circumstances be personally liable to employees of the Company, in an amount up to the consideration paid for their shares, for all debts owing to such employees for services performed for the Company, but not exceeding six months' service in any one case.

     The holders of Common Stock are not entitled to any preemptive rights.

     In accordance with provisions of the General Corporation Law of Delaware, the Company's Certificate of Incorporation, as amended, eliminates, in certain circumstances, the personal liability of directors of the Company for breach of fiduciary duty of care as a director. This provision does not eliminate the liability of a director for such matters as (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or actions by the director not in good faith or which involve intentional misconduct or a knowing violation of law and (iii) transactions from which the director derived an improper personal benefit.

     Section 203 of the General Corporation Law of the State of Delaware prevents an "interested shareholder" (generally, a person owning 15 percent or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date such person became an interested shareholder unless (i) before such person became an interested shareholder, the board of directors of the corporation approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested shareholder's becoming an interested shareholder, the interested shareholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by certain employee stock plans); or (iii) following the transaction in which such person became an interested shareholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

     The registrar and transfer agent for the Common Stock is Firstar Trust Company, Milwaukee, Wisconsin 53202.


                              PLAN OF DISTRIBUTION

     The Selling Stockholder may sell shares of Common Stock registered hereunder for his own account from time to time in one or more transactions on or after the date hereof. The aggregate proceeds to the Selling Stockholder from sales of the Common Stock offered hereby will be the purchase price of such Common Stock, less any brokerage commissions or discounts. The Company will not receive any of the proceeds from this offering.

     Sales of Common Stock by the Selling Stockholder may be made from time to time, as market conditions permit, by any of the following means, or any combination thereof, using Salomon Brothers Inc or such other broker-dealer as may enter into arrangements with the Selling Stockholder from time to time (hereafter referred to as the "Broker-Dealer"): (i) ordinary brokerage transactions on the New York Stock Exchange and transactions in which the Broker-Dealer solicits purchasers; (ii) block trades in accordance with the rules of the New York Stock Exchange in which the Broker-Dealer may attempt to sell the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transactions; (iii) "off-board" secondary distributions, exchange distributions or special offerings in accordance with the rules of the New York Stock Exchange in which the Broker-Dealer may act as principal or agent; (iv) sales to the Broker-Dealer in which such Broker-
Dealer purchases the shares as principal and resells such shares for its own account pursuant to a Prospectus Supplement; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers. The shares of Common Stock are expected to be sold at prices prevailing at the time of sale, and it is anticipated that the offering prices will not exceed the last reported sale price for the Common Stock of the Company on the New York Stock Exchange immediately prior to the determination thereof. The Broker-Dealer will receive such brokerage commissions or other compensation as may be negotiated with the Selling Stockholder immediately prior to the sale. Such commissions or other compensation are not expected to exceed those customary in the types of transactions involved. The Broker-Dealer may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

     In connection with the sale of Common Stock offered hereby, the Broker-Dealer may be deemed to be an underwriter within the meaning of the Securities Act, in which event the brokerage commissions or discounts received by it may be deemed to be underwriting compensation. To the extent required by the Securities Act, additional information relating to the specific shares offered, the price at which such shares are offered and the particular selling arrangements, if any, made with any Broker-Dealer in connection therewith (including any applicable commission or discounts) will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. The Company has agreed to indemnify Salomon Brothers Inc against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that Salomon Brothers Inc may be required to make in respect thereof.

     As a Director of the Company, the Selling Stockholder is subject to the Company's Statement of Corporate Policy Regarding Transactions in Securities (the "Statement"), which may be amended from time to time by the Board of Directors of the Company in its sole discretion. The Statement governs certain purchases or sales of securities issued by the Company, including the Common Stock, made by directors, officers, employees or agents of the Company, and provides, among other things, that no officer or director may purchase or sell any security issued by the Company, except (a) during a Window Period (as defined below), (b) in cases of material hardship, with the prior approval of
(i) at least one of the Chairman, any Vice-Chairman or the President, and (ii) the General Counsel, or (c) pursuant to a public securities offering that has been registered by the Company under the Securities Act. The Window Period for sales under the Statement begins on the third business day following (a) the date of release for publication of the Company's summary statements of sales and earnings for each fiscal year, and for each of the first and second fiscal quarters, and (b) the date of release of the Company's summary sales and earnings for the first 47 weeks of its fiscal year (or comparable eleven-month period), and extends for fifteen business days thereafter, ending on the seventeenth business day following such dates. Although the Statement does not by its terms apply to sales of stock pursuant to a registration statement, the Selling Stockholder has agreed that sales of the Common Stock offered hereby will be made only from time to time consistent with the Statement, as amended from time to time.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for the Company and the Selling Stockholder by Kirkland & Ellis, a partnership including professional corporations, Chicago, Illinois. The professional corporations of Howard G. Krane, a director of the Company, and Robert S. Osborne, Secretary of the Company, are partners in the law firm of Kirkland & Ellis. Mr. Krane directly or indirectly owns 20,000 shares of Common Stock of the Company.


                                    EXPERTS

     The consolidated financial statements and schedule incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================

          No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Common Stock offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof or since the dates as of which information is set forth herein.


                        ________________________________



                               TABLE OF CONTENTS

                                      Page
                                      ----
Available Information................... 2
Incorporation of Certain Documents
    by Reference........................ 2
The Company............................. 3
Selling Stockholder..................... 3
Use of Proceeds......................... 3
Description of Common Stock............. 4
Plan of Distribution.................... 5
Legal Matters........................... 6
Experts................................. 6

================================================================================

================================================================================
                                2,000,000 SHARES


                               [LANDS' END LOGO]


                                  COMMON STOCK


                                   ----------
                                   PROSPECTUS
                                   ----------


                                 MARCH 10, 1997
================================================================================

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than brokerage fees and commissions), all of which are being paid by the Company:



Securities and Exchange Commission Registration Fee..  $ 17,083
Accounting Fees and Expenses.........................    20,000
Legal Fees and Expenses..............................    50,000
Miscellaneous Expenses...............................    12,917
                                                       --------

 Total...............................................  $100,000
                                                       ========

     All of the above, other than the SEC Registration fee, is estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Pursuant to the Delaware Law, the Company has included in Article V of its Amended and Restated By-Laws (Exhibit 4.4) a provision to indemnify its directors and officers to the fullest extent permitted by Section 145. The Company believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

     The Company's Certificate of Incorporation, as amended, pursuant to Section 102(b)(7) of the Corporation Law, eliminates the personal liability of directors of the Company for breaches of fiduciary duty, except in certain circumstances.

     The Company has purchased a comprehensive directors' and officers' liability insurance policy.


ITEM 16.  EXHIBITS.

     See Index to Exhibits.


ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacity indicated, in the City of Dodgeville, State of Wisconsin, on the 10th day of March, 1997.

                                       LANDS' END, INC.


                                       By:  /s/  Bradley K. Johnson
                                            ------------------------------
                                       Name:  Bradley K. Johnson
                                       Title: Senior Vice President and
                                               Chief Financial Officer


                                 *  *  *  *  *


     Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURE                            CAPACITY                          DATE
             ---------                            --------                          ----

                *                    President, Chief Executive Officer        March 10, 1997
     --------------------            and Director (principal executive
         Michael J. Smith            officer)

     /s/ Bradley K. Johnson          Senior Vice President and Chief           March 10, 1997
     ----------------------          Financial Officer (principal financial
         Bradley K. Johnson          and accounting officer)


              SIGNATURE                          CAPACITY                          DATE
              ---------                          --------                          ----
                 *                   Chairman of the Board and Director       March 10, 1997
      --------------------
             Gary C. Comer


                 *                   Vice Chairman of the Board and           March 10, 1997
      --------------------------     Director
             Richard C. Anderson


                 *                   Vice Chairman of Sales and Director      March 10, 1997
      -----------------------
             William E. Ferry


                 *                   Director                                 March 10, 1997
      ----------------------
             David B. Heller


                 *                   Director                                 March 10, 1997
      ----------------------
             Howard G. Krane


                 *                   Director                                 March 10, 1997
      ----------------------
             John N. Latter



  *By:/s/ Bradley K. Johnson
      ----------------------
          Bradley K. Johnson
          Attorney-in-Fact

                               INDEX TO EXHIBITS


                                                                                               SEQUENTIALLY
EXHIBIT                                                                                          NUMBERED
NUMBER                                        EXHIBIT                                              PAGE
-------                                       -------                                              ----

    4.1  Certificate of Incorporation of the Company, as amended through October 3, 1986........... (1)
    4.2  Amendment to Certificate of Incorporation of the Company, dated August 10, 1987(4)........
    4.3  Amendment to Certificate of Incorporation of the Company, dated May 19, 1994(4)...........
    4.4  Amended and Restated By-laws of the Company(4)............................................
    4.5  Form of certificate representing shares of Common Stock(4)................................
    4.6  First Amendment to the Lands' End Retirement Plan......................................... (2)
    5.1  Opinion of Kirkland & Ellis(5)............................................................
   23.1  Consent of Kirkland & Ellis (included in Exhibit 5.1).....................................
   23.2  Consent of Arthur Andersen LLP............................................................
   24.1  Power of Attorney(5)...................................................................... (3)

_______________

(1) Incorporated by reference to the respective exhibit to the Company's Registration Statement on Form S-1 (Reg. No. 33-08217).
(2) Incorporated by reference to the respective exhibit to the Company's Registration Statement on Form S-8 filed October 1995.
(3) Included in Signature pages on II-3 and II-4.
(4) Denotes exhibit previously filed in paper and restated in electronic format pursuant to Rule 102(a) of Regulation S-T.

(5) Previously filed.